Exhibit 10.3

AMENDMENT AND WAIVER, dated as of February 13, 2006 (this “Amendment”), among AMERICAN MEDIA, INC. (“Holdings”), AMERICAN MEDIA OPERATIONS, INC. (the “Borrower”), the lenders party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

A. Reference is made to the Credit Agreement dated as of January 30, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the lenders party thereto, and the Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

B. Holdings and the Borrower have requested that the Required Lenders amend and waive certain provisions of the Credit Agreement. The Required Lenders are willing to agree to such amendment and waiver on the terms and subject to the conditions of this Amendment.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment to Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is amended as follows:

(a) The definition of “Applicable Rate” is hereby amended to add, at the end thereof, the following:

(d) Notwithstanding anything to the contrary herein, for purposes of the foregoing clauses (a) and (b), from the effective date of the First Amendment to the Restatement Completion Date, the Applicable Rate shall be determined by reference to Category 1; provided that if the rating with respect to the Borrower’s senior secured bank debt is decreased below B1 by Moody’s or below B by S&P on or prior to the date that is one month after the Restatement Completion Date and such decrease is expressly attributable (in whole or in part) to the Financial Restatement, then the Applicable Rate shall be determined by reference to Category 1 (plus, an additional 0.25% per annum until the Restatement Completion Date, if such decrease occurs prior to such Restatement Completion Date) during the period commencing on and including the date on which such decrease is announced and ending on and excluding the date on which the rating with respect to the Borrower’s senior secured bank debt from Moody’s is B1 or better and from S&P is B or better.

(b) The following defined terms are hereby inserted in the appropriate alphabetical order:

“Financial Restatement” means the restatement of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of the fiscal years ended March 29, 2004 and March 31, 2005, and the statements of operations, stockholders’ equity and cash flows of the Borrower and its consolidated Subsidiaries for each of the fiscal years ended March 31, 2003, March 29, 2004 and March 31, 2005 (and may include other fiscal periods included in the Borrower’s Form 10-K for the fiscal year ended March 31, 2005), and as of the end of and for each of the fiscal quarters ended June 30, 2005 and September 30, 2005 (and may include other fiscal periods included in the Borrower’s Forms 10-Q for each of such fiscal quarters), in each case in order to (a) make the changes previously disclosed to the Administrative Agent in writing and posted to IntraLinks on or prior to February 9, 2006, including (i) to change the treatment of rack costs from the previous treatment (involving capitalization and deprecation of such costs) to the recognition of such costs as a deferred cost asset that will be amortized as contra revenue, (ii) to make adjustments relating to a subscription marketing program that has been terminated, and (iii) to make changes regarding the accrual of paid time off for employees, and (b) make such other changes that do not result in a failure to satisfy the Financial Restatement Conditions.

“Financial Restatement Conditions” means the conditions that the Financial Restatement (a) does not decrease the Borrower’s consolidated operating income by an amount exceeding (i) $12,500,000 for any fiscal year ended March 31, 2003, March 29, 2004 or March 31, 2005, or by more than $5,000,000 for the period of two consecutive fiscal quarters ended September 30, 2005, or (ii) $20,000,000 in the aggregate for all such periods, and (b) does not decrease the Borrower’s Consolidated EBITDA by an amount exceeding (i) $12,500,000 for any fiscal year ended March 31, 2003, March 29, 2004 or March 31, 2005, or by more than $5,000,000 for the period of two consecutive fiscal quarters ended September 30, 2005, or (ii) $20,000,000 in the aggregate for all such periods.

“First Amendment” means the Amendment and Waiver dated as of February 13, 2006, to this Agreement.

“Restatement Completion Date” means the date on which the financial statements for the fiscal quarter ended December 31, 2005, and the Financial Restatement, together with the certificates and reports required to be delivered pursuant to the proviso in Section 5.01(b) and Section 5.01(c), have, in each case, been delivered, and any Reporting Violations (as defined in the First Amendment) are cured.

SECTION 2. Amendment to Section 2.11 of the Credit Agreement. Section 2.11(g) of the Credit Agreement is amended by replacing the words “Effective Date” with the words “Restatement Completion Date”.

SECTION 3. Amendment to Section 3.04 of the Credit Agreement. Section 3.04(a) of the Credit Agreement is amended to add, at the end of the last sentence thereof, the following:

, and, in each case, subject to any changes that may result from the Financial Restatement (provided that any such changes comply with the Financial Restatement Conditions)

SECTION 4. Amendment to Section 3.11 of the Credit Agreement. Section 3.11 of the Credit Agreement is amended to add, at the end of the last sentence thereof, the following:

; provided further that the Financial Restatement shall be deemed not to violate the foregoing so long as the Financial Restatement complies with the Financial Restatement Conditions

SECTION 5. Amendment to Section 5.01 of the Credit Agreement. Section 5.01(b) is amended by inserting the following text at the end thereof:

; provided, that, with respect to the fiscal quarter ended December 31, 2005, such financial statements, as of the end of and for the fiscal quarter ended December 31, 2005, may be delivered later than otherwise required hereunder, but (i) shall be delivered as soon as available upon completion of the Financial Restatement, but in any event not later than June 28, 2006, (ii) such financial statements shall be accompanied by the Financial Restatement, (iii) such financial statements and Financial Restatement shall be delivered together with a certificate of the Borrower’s chief financial officer, certifying that (A) the financial statements and Financial Restatement present fairly, in all material respects, the financial condition and results of operations of the Borrower and its Restricted Subsidiaries, in each case on a consolidated basis in accordance with GAAP consistently applied, and (B) the Financial Restatement complies with the Financial Restatement Conditions and (iv) the Financial Restatement shall be delivered together with or shall include a report by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such portion of the Financial Restatement covering fiscal year 2005 presents fairly, in all material respects, the financial condition and results of operations of the Borrower and its Restricted Subsidiaries, in each case on a consolidated basis in accordance with GAAP consistently applied;

SECTION 6. Amendment to Section 6.15 of the Credit Agreement. Section 6.15 of the Credit Agreement is amended by adding the following sentence at the end thereof:

For purposes of this Section 6.15, display rack costs shall be treated as Capital Expenditures when incurred, regardless of whether such costs are accounted for as Capital Expenditures.

SECTION 7. Waivers and Acknowledgments. (a) The undersigned Lenders hereby waive any Default arising under clause (c) of Article VII of the Credit Agreement to the extent, but only to the extent, any such Default results from an incorrect representation under Section 3.04(a) made prior to the Amendment Effective Date (as defined below), but only to the extent such representation was incorrect when made as a result of changes made pursuant to the Financial Restatement that comply with the Financial Restatement Conditions.

(b) The undersigned Lenders hereby waive any Default arising under clause (g) of Article VII of the Credit Agreement in relation to the Existing Subordinated Debt, to the extent, but only to the extent, any such Default results from a Reporting Violation (as defined below); provided, that such waiver shall terminate and cease to apply if (i) any Existing Subordinated Debt becomes due, or is declared to become due, or is required to be prepaid, repurchased, redeemed or defeased, prior to its stated maturity, in any such case as a result of a Reporting Violation, or (ii) the holder or holders of any Existing Subordinated Debt (or the requisite number or percentage in interest entitled to do so under the terms thereof, if applicable), or any trustee or agent on its or their behalf, (A) gives notice to Holdings, the Borrower or any Subsidiary of a Reporting Violation, if the effect of such notice is to commence a grace or cure period upon the expiration of which any right or remedy may be exercised if the Reporting Violation is continuing, or (B) otherwise commences any proceeding with respect to the exercise of any material rights or remedies (as determined by the Required Lenders) that may be exercised based upon a Reporting Violation.

(c) It is acknowledged and agreed that the mere existence of a Reporting Violation, in and of itself, shall not constitute a breach of any of the representations and warranties in the Credit Agreement or a Material Adverse Effect.

(d) For purposes hereof, the term “Reporting Violation” means any failure to comply with any provision of any agreement or instrument evidencing or governing the terms of any Existing Subordinated Debt that requires the delivery of financial statements for the Borrower and its subsidiaries or the filing by the Borrower of reports (or delivery by the Borrower of reports required to be filed by it) with the Securities and Exchange Commission, to the extent such non-compliance results from the failure by the Borrower to deliver unaudited financial statements for the fiscal quarter ended December 31, 2005, or to file its report on 10-Q for the fiscal quarter ended December 31, 2005, in each case within the time required.

SECTION 8. Certain Covenants. Unless and until the financial statements for the fiscal quarter ended December 31, 2005, and the Financial Restatement, together with the certificates and reports required to be delivered pursuant to the proviso in Section 5.01(b) and Section 5.01(c), have, in each case, been delivered, and any Reporting Violations are cured, each of Holdings and the Borrower hereby covenants and agrees with each Lender and the Administrative Agent that:

(a) neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, (i) declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment otherwise permitted by clause (x)(B) of Section 6.08(a) of the Credit Agreement or (except to the extent of Restricted Payments made by the Borrower to Holdings in order to permit Holdings to make Restricted Payments of the type allowed by clauses (iii) through (v) of Section 6.08(a) of the Credit Agreement) clause (xi) of Section 6.08(a) of the Credit Agreement, or incur any obligation (contingent or otherwise) to do so or (ii) make any investment in any Unrestricted Subsidiary if any proceeds of such investment are to be used for any purpose otherwise prohibited by this clause (a); and

(b) neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, give any consideration to or for the benefit of any holder of Existing Subordinated Debt for any amendment, modification or waiver of any agreement, instrument or other document evidencing or governing any Existing Subordinated Debt or any waiver or consent of or arrangement with any of such holders of the Existing Subordinated Debt, in each case with respect to a Reporting Violation; provided that the foregoing shall not prohibit payment of a cash fee in connection with any such amendment, modification or waiver if (i) such fee does not exceed an amount that would be, based upon available information, usual and customary for fees paid to obtain similar consents or waivers under similar circumstances and (ii) at the time of, and after giving effect to, the payment of such fee, the sum of the Revolving Commitments exceeds the sum of the Revolving Exposures by at least $35,000,000.

SECTION 9. Representations and Warranties. Each of Holdings and the Borrower hereby represents and warrants to and agrees with each Lender and the Administrative Agent that, after giving effect to this Amendment:

(a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date; and

(b) as of the Amendment Effective Date, no Default has occurred and is continuing.

SECTION 10. Conditions to Effectiveness. This Amendment (including the waivers set forth in Section 5 above) shall become effective as of the date of the satisfaction in full of the following conditions precedent (the “Amendment Effective Date”):

(a) the Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the authorized signatures of Holdings, the Borrower and the Required Lenders;

(b) the Administrative Agent shall have received all other amounts due and payable under the Credit Agreement on or prior to the Amendment Effective Date, including, to the extent invoiced, all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent); and

(c) the Administrative Agent shall have received the Amendment Fee (as defined below).

SECTION 11. Amendment Fee. In consideration of the agreements of the Lenders contained in this Amendment, Holdings and the Borrower jointly agree to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment prior to 12:00 p.m., New York City time, on February 13, 2006, an amendment fee (the “Amendment Fee”) in an amount separately disclosed or agreed in writing.

SECTION 12. Credit Agreement. Except as specifically stated herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. This Amendment shall constitute a Loan Document.

SECTION 13. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 14. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

AMERICAN MEDIA, INC.,

by	/s/
Name:
Title:

AMERICAN MEDIA OPERATIONS, INC.,

by	/s/
Name:
Title:

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

by	/s/
Name:
Title:

SIGNATURE PAGE TO AMENDMENT AND

WAIVER DATED AS OF THE DATE SET

FORTH ABOVE, AMONG AMERICAN

MEDIA, INC., AMERICAN MEDIA

OPERATIONS, INC., THE LENDERS PARTY

HERETO, AND JPMORGAN CHASE BANK,

N.A., AS ADMINISTRATIVE AGENT.

Lender Name: _______________________________

by	/s/
Name:
Title: